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                                                                    Exhibit 21.1


                            LIST OF SUBSIDIARIES

                         COLO.COM, Ltd. (United Kingdom)

                         COLO.COM GmbH (Germany)

                         COLOCOM Iberia, S.A. (Spain)

                         COLO.COM, Ltd. (Canada)

                         COLO.COM, B.V. (Netherlands)